EXHIBIT (10e)



                  ZENITH ELECTRONICS CORPORATION
                 EMPLOYEE STOCK OPTION AGREEMENT


	THIS AGREEMENT was made this ____ day of ______, 199__, between ZENITH ELECTRONICS CORPORATION, a Delaware corporation, (hereinafter called the Company), and _____________________________, an employee of the Company,
(hereinafter called Employee).

	WHEREAS the Board of Directors and the Stockholders of the Company have duly adopted the 1987 Zenith Stock Incentive Plan (the "Plan") a copy of which is attached hereto and by this reference made a part hereof, and

	WHEREAS, the Organization and Compensation Committee, in accordance with the provisions of the Plan, has selected Employee as an individual upon whose judgment, initiative and efforts the Company is in part dependent for the successful conduct of its business, and has on this date determined that, as an inducement to continue his services to the Company and to encourage stock ownership in, and increase through his proprietary interest his incentive to contribute to the success of the Company, he be granted the right to purchase shares of the common stock of the company in the amount, at the price and during the option period hereinafter specified and has prescribed the terms and conditions hereinafter set forth, and

	WHEREAS, on the date of this Agreement the fair market value of said shares of common stock of the Company as defined in the Plan is $___________ per share;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company hereby irrevocably grants to Employee the right and option to purchase from the Company at the time or times specified herein and subject to the terms and conditions hereof all or any part of an aggregate of _______ shares of said stock at a price of $____________ per share, and the parties hereto agree as follows:

	1.	This Agreement is intended to grant an option meeting
all the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, subject to and upon the terms, conditions and provisions of the 1987 Zenith Stock Incentive Plan and each and every provision of this Agreement shall be administered, construed and interpreted so that the option granted herein shall comply with the requirements of said Rule 16b-3 and any provision of this Agreement that cannot be so administered, construed and interpreted shall be disregarded.

	2.	The Employee shall have the right and option to
purchase such shares in whole or in part in lots of not less than ten shares each, as follows, but in no event more than ten years from the date of this Agreement.

     Percentage of                 Earliest Date After This Agreement Upon
        Shares                     Which Option To Purchase May Be Exercised
   ---------------                  --------------------------------------
          50                                       One Year
         100                                       Two Years

	3.	Employee agrees to render to the Company services, well
and faithfully performing the duties and discharging the responsibilities of his position, so acting at all times as to protect and promote the Company's affairs and interests, but this Agreement shall not be deemed to limit or restrict the right of the Company to terminate Employee's employment at any time.

	4.	Such right and option to purchase shall not be
transferable by Employee otherwise than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him.

	5.	Exercise of Employee's right and option to purchase shall
be governed by this Section 5.

		A.	Definitions.  For purposes of this Agreement the
following terms shall be defined as follows:

			(1)	"Retirement" shall mean any
termination other than by death after Employee has attained the age of fifty-five years and after he has been employed by the Company for ten or more years.

			(2)	"Determination of total and permanent
disability" shall mean a determination by the Company's medical director or by a physician designated by the Company that the employee is permanently and totally disabled.

			(3)	"Representative" shall mean the person
or persons to whom Employee's rights under this Agreement shall pass upon death whether by will or by the applicable laws of descent and distribution.

		B.	Exercise.  The right and option to purchase
granted under this Agreement may be exercised as follows:

			(1)	Employee may exercise his right and
option to purchase during his full time period of employment, subject to the one and two year limitations set forth in Section 2.

			(2)	Employee may exercise his right and
option to purchase within a period of three months following his termination (other than by retirement or determination of permanent and total disability), but only to the extent the option was exercisable by him on the date of his termination.

			(3)	Employee may exercise his right and
option to purchase within a period of two years following his retirement or a determination of his permanent and total disability, but only to the extent that the option was exercisable by him on the date of his retirement or the determination that he is totally and permanently disabled.

			(4)	If Employee dies during the period of
his full time employment, then his Representative may exercise Employee's right and option to purchase for a period of two years from the date of his death but only to the extent the option was exercisable by him on the date of his death, provided however, that if Employees dies during the full time period of his employment and less than two years from the grant of the option, his Representative shall also be entitled to exercise the option to purchase a proportionate part of the fifty percent (50%) of the shares applicable to the one-year period in which he dies, which proportion shall be determined by the ratio of that part of said one-year period which shall have elapsed by the time of his death to said one-year period, except that any fractional share resulting from this computation shall not be subject to such exercise.

			(5)	If Employee dies within three months
of termination (other than by retirement or because of a determination of permanent and total disability), then his Representative may exercise Employee's right and option to purchase for a period of two years from the date of his death but only to the extent the option was exercisable by him on the date of his termination.

			(6)	If Employee dies within two years after
his retirement or after a determination that he is permanently and totally disabled, then his Representative may exercise employee's right and option to purchase before the later of one year after the date of death or two years after the date of his retirement or the determination that he is totally and permanently disabled, but only to the extent the option was exercisable by him on the date of his retirement or the determination that he is totally and permanently disabled.

		C.	Breach, Disloyalty, etc.   Anything in this
Agreement to the contrary notwithstanding, if Employee is discharged by reason or is guilty of a breach of this Agreement, or disloyalty, or theft, or embezzlement, or any other act or acts which tend to reflect discredit upon the Company or to render the Employee unfit to perform his duties, then the right and option to purchase granted hereunder shall be forfeited and Employee shall have no further rights hereunder.

	6.	Anything to the contrary herein notwithstanding, this
option shall in all events expire and may not be exercised by any person whomsoever more than ten years from the date of this Agreement, even though the three-month period, one-year period or two-year period referred to in paragraph 5 above, as the case may be, may expire after such ten years have elapsed.

	7.	This option to purchase and the rights granted hereunder
may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof and the levy of any execution, attachment or similar process upon this option to purchase shall be null and void.

	8.	This option to purchase may be exercised only by notice
given to the Treasurer of the Company (according to procedures in effect at the time of exercise), accompanied by the full option price of the shares being purchased. Payment of the option price shall be in cash, by cashier's check, certified check, wire transfer or other method of immediately crediting the Company's account which has been approved by the Treasurer, provided however that the Organization and Compensation
Committee may, in its discretion, permit payment of all or part of the option price in the form of shares of the Company's stock registered solely in the name of the Employee exercising the option and properly endorsed and delivered in accordance with procedures in effect at the time of exercise. Shares of the Company's stock received in payment of the option price shall be valued at the fair market value on the date of exercise. For purposes of the foregoing sentence, the fair market value is defined as the closing price of the Company's stock on the New York Stock Exchange on the date of exercise. In the event the option to purchase is being exercised by any person other than the Employee, the notice of exercise shall also be accompanied by appropriate proof of the right of such person to exercise the option to purchase. A certificate or certificates for the shares as to which the option to purchase is so exercised shall thereafter be issued promptly by the Company in the name of the person so exercising and shall be delivered to or upon the order of such person. The Company shall pay all original issue or transfer taxes with respect to the issue or transfer of such shares to the person exercising the option to purchase and all of the fees and expenses necessarily incurred by the Company in connection therewith.

	9.	The Company may require as a condition of the exercise
of this option, that the person exercising this option pay to the Company in addition to the option price, an amount equal to any federal, state and local taxes required to be withheld by reason of the exercise of this option.


	10.	Any notice which either party hereto may be required or
permitted to give the other shall be in writing and may be delivered personally or by postage paid registered mail with return receipt requested addressed to the Company in care of its Secretary at its principal office and to the Employee at his address as it is shown on the records of the Company or to such other address as Employee by notice to the Company may designate in writing from time to time and such notice shall be effective upon receipt.

	11.	This contract shall be governed by the laws of the State
of Illinois.

	12.	The option evidenced by this Agreement shall not be
treated as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986 as amended.

	IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Secretary and Employee has hereunto set his hand and seal, all on the day and year first above written.

						ZENITH
ELECTRONICS CORPORATION


	By___________________________________


_______________________________
	Employee